Exhibit 21

       SUBSIDIARIES OF CONTINENTAL HEALTH AFFILIATES, INC.

Alternative Care, Inc.
CH Acquisition Corp.
Cambridge Home Health Care, Inc.
Compremedx Corporation (formerly, Compremedx Cancer Centers
   Corporation)
     Compremedx Case Management, Inc. (formerly, Compremedx, Inc.) Compremedx Rehabilitation Services, Inc.
     Compremedx Medical Management, Inc.
     Continental Property Management Corp.
     Continental Nutrition Corp.
     Medparc Development Corp.
Continental Florida Management, Inc.
Continental Home Care, Inc.
     Marketech, Inc.
     Continental Media, Inc.
Continental Pharmaceuticals International, Inc. (formerly,
   Continental Sana International, Inc.)
First American-Norwood, Inc.
Infu-Tech, Inc. (a Delaware corporation)
     Infu-Tech, Inc. (a New Jersey corporation)
     Infu-Tech of Massachusetts, Inc.
     Infu-Tech of New York, Inc.
     Infu-Tech of Tennessee, Inc.
     Intrx Medical, Inc.
Mid-South Comprehensive Home Health and Hospice, Inc.
Mid-South Staffing Services, Inc.
Temporary Nursing Services of California, Inc.
Temporary Nursing Services of Kansas, Inc.
Temporary Nursing Services of Philadelphia, Inc.
Temporary Nursing Services of Texas, Inc.
TNS Certified Home Health Care Corp.
TNS Home Life Support Systems, Inc.
TNS Nur-Temps, Inc.
TNS Nursing Homes, Inc.
     Cape May Care Center, Inc.
     Continental Beachview, Inc.
     Continental Beachview Realty, Inc.
     Continental Norwood, Inc.
     Continental Norwood Holdings, Inc.
     Continental Riverview, Inc.
     Continental Teaneck Realty, Inc.
     Hilltop Care Center, Inc.
     Jayber, Inc.
     PVM Associates, Inc.
     Pompton Avenue Associates, Inc.
     TNS Nursing Homes of Pennsylvania, Inc.